U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

CHINA GROWTH EQUITY INVESTMENT LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

A 12 Jianguomenwai Avenue NCI Tower, Suite 1602 Beijing, PRC 100022	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class To be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market

Ordinary Shares included in Units, par value $0.001 per share	The NASDAQ Stock Market

Warrants included in Units, exercisable for Ordinary Shares at an exercise price of $12.00	The NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173323 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The securities to be registered hereby are the units, ordinary shares and warrants of China Growth Equity Investment Ltd. (the “Company”). The description of the units, ordinary shares and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-173323), filed with the Securities and Exchange Commission on May 20, 2011, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

     The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

*3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to Form S-1 of the Registrant filed on May 25, 2011).
*4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Form S-1 of the Registrant filed on April 18, 2011).
*4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to Form S-1 of the Registrant filed on May 20, 2011).
*4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 4 to Form S-1 of the Registrant filed on May 20, 2011).
*4.4
Form of Warrant Agreement between American Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 5 to Form S-1 of the Registrant filed on May 25, 2011).

*10.3
Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to Amendment No. 5 to Form S-1 of the Registrant filed on May 20, 2011).

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA GROWTH EQUITY INVESTMENT LTD.
Date: May 25, 2011	By:	/s/ Jin Shi
Jin Shi
Chief Executive Officer and Director